Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-204732) of Ciena Corporation of our report dated March 27, 2015, with respect to the consolidated financial statements of Cyan, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

August 3, 2015